SCHEDULE 14A INFORMATION

 Proxy Statement Pursuant to Sec. 14(a) of the Securities Exchange Act of 1934.

                                (Amendment No. )

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ]      Preliminary Proxy Statement
[ ]      Confidential, for Use of the Commission Only (as permitted by Rule 14a-
         6(e)(2)
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                           COMSOUTH BANKSHARES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                           COMSOUTH BANKSHARES, INC.
--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]       No Fee Required


[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4)and 0-11.

         1)

               Title of each class of securities to which transaction applies:


               -----------------------------------------------------------------

         2)    Aggregate number of securities to which transaction applies:

               -----------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

               -----------------------------------------------------------------

         4)    Proposed maximum aggregate value of transaction:-----------------

         5)    Total fee paid:--------------------------------------------------

[ ]      Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)     Amount Previously Paid:-----------------------------------------

         2)     Form, Schedule or Registration Statement No.:-------------------

         3)     Filing Party:---------------------------------------------------

         4)     Date Filed:-----------------------------------------------------

                            COMSOUTH BANKSHARES, INC.
                        1136 Washington Street, Suite 200
                         Columbia, South Carolina 29201


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            To be held April 29, 1997


TO THE SHAREHOLDERS:

      Notice is hereby given that the Annual Meeting of the Shareholders (the "Annual Meeting") of ComSouth Bankshares, Inc., a South Carolina corporation (the "Corporation"), will be held at The Palmetto Club, 1231 Sumter Street, Columbia, South Carolina, at 11:00 a.m., local time, on Tuesday, April 29, 1997, for the following purposes:

     (1) To elect three directors of the Corporation to serve three-year terms expiring in 2000;

     (2) To ratify the appointment of J. W. Hunt and Company, LLP as independent auditors for the Corporation for the fiscal year ending December 31, 1997; and

     (3) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

      Only record holders of Common Stock of the Corporation at the close of business on March 14, 1997, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

      You are cordially invited and urged to attend the Annual Meeting in person. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED, SELF- ADDRESSED, STAMPED ENVELOPE. IF YOU ARE A RECORD SHAREHOLDER AND ATTEND THE ANNUAL MEETING AND DESIRE TO REVOKE YOUR PROXY AND VOTE IN PERSON YOU MAY DO SO. IN ANY EVENT, A PROXY MAY BE REVOKED BY A RECORD HOLDER AT ANY TIME BEFORE IT IS EXERCISED.

      THE CORPORATION'S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF ALL THE PROPOSALS PRESENTED.


                                            By Order of the Board of Directors



                                            Arthur M. Swanson
                                            President

Columbia, South Carolina
March 31, 1997

                            COMSOUTH BANKSHARES, INC.
                        1136 Washington Street, Suite 200
                         Columbia, South Carolina 29201


                                 PROXY STATEMENT


                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                            to be Held April 29, 1997

                -------------------------------------------------


      This Proxy Statement is furnished to shareholders of ComSouth Bankshares, Inc., a South Carolina corporation (herein, unless the context otherwise requires, together with its subsidiaries, the "Corporation"), in connection with the solicitation of proxies by the Corporation's Board of Directors for use at the Annual Meeting of Shareholders to be held at The Palmetto Club, 1231 Sumter Street, Columbia, South Carolina at 11:00 a.m., local time on April 29, 1997, and any adjournment thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

      Solicitation of proxies may be made in person or by mail, telephone, telegraph or other electronic means by directors, officers and regular employees of the Corporation. The Corporation may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Common Stock of the Corporation held of record by such persons, and the Corporation will reimburse the reasonable forwarding expenses. The cost of solicitation of proxies will be paid by the Corporation. This Proxy Statement was first mailed to shareholders on or about March 31, 1997.

      The Corporation has its principal executive offices at 1136 Washington Street, Suite 200, Columbia, South Carolina 29201. The Corporation's telephone number is (803) 343-2144.

                                  ANNUAL REPORT

      The Annual Report to Shareholders covering the Corporation's fiscal year ended December 31, 1996, including financial statements, is enclosed herewith. Such Annual Report to Shareholders does not form any part of the material for the solicitation of proxies.

                               REVOCATION OF PROXY

      Any record shareholder returning the accompanying proxy may revoke such proxy at any time prior to its exercise (a) by giving written notice to the Corporation of such revocation, (b) by voting in person at the meeting, or (c) by executing and delivering to the Corporation a later dated proxy. Attendance at the Annual Meeting will not in itself constitute revocation of a proxy. Any written notice or proxy revoking a proxy should be sent to ComSouth Bankshares, Inc., 1136 Washington Street, Suite 200, Columbia, South Carolina 29201,
Attention: Harry R. Brown, Secretary. Written notice of revocation or delivery of a later dated proxy will be effective upon receipt thereof by the Corporation.

                                QUORUM AND VOTING

      The Corporation's only outstanding voting security is its no par value Common Stock (the "Common Stock"), each share of which entitles the holder thereof to one vote on each matter to come before the Annual Meeting. At the close of business on March 14, 1997 (the "Record Date"), the Corporation had issued and outstanding 1,534,726 shares of Common Stock held of record by approximately 600 persons. Only holders of record of

Common Stock at the close of business on the Record Date are entitled to notice of and to vote on matters that come before the Annual Meeting.

      The presence in person or by proxy of the holders of one third of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. If a share is represented for any purpose at the Annual Meeting by the presence of the registered owner or a person holding a valid proxy for the registered owner, it is deemed to be present for the purposes of establishing a quorum. Therefore, valid proxies which are marked "Abstain" or "Withhold" or as to which no vote is marked, including proxies submitted by brokers that are the record owners of shares (so-called "broker non-votes"), will be included in determining the number of votes present or represented at the Annual Meeting. Once a quorum has been established, it will not be destroyed by the departure of shares prior to the adjournment of the meeting. If a quorum is not present or represented at the meeting, the shareholders entitled to vote, present in person or represented by proxy, have the power to adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present or represented. Directors, officers and regular employees of the Corporation may solicit proxies for the reconvened meeting in person or by mail, telephone, telegraph or other electronic means. At any such reconvened meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

      If a quorum is established at the meeting, directors will be elected by a plurality of the votes cast by shares present and entitled to vote at the meeting. Votes that are withheld or shares that are not voted in the election of directors will have no effect on the outcome of election of directors. Cumulative voting will not be permitted.

      Ratification of J. W. Hunt and Company, LLP as the Corporation's independent auditors for 1997, and approval of any other matters that may be considered and acted upon by the shareholders at the meeting require that the number of shares of Common Stock voted in favor of the proposal exceed the number of shares of Common Stock voted against the proposal, provided a quorum has been established. Votes that are withheld or shares that are not voted on any such proposal will have no effect on the outcome.

                       ACTIONS TO BE TAKEN BY THE PROXIES

      Each proxy, unless the shareholder otherwise specifies therein, will be voted "FOR" the election of the three persons named in this Proxy Statement as the Board of Directors' nominees for election to the Board of Directors, and "FOR" the ratification of the appointment of J. W. Hunt and Company, LLP as accountants for the fiscal year ending December 31, 1997. In each case where the shareholder has appropriately specified how the proxy is to be voted, it will be voted in accordance with such specifications. As to any other matter of business which may properly be brought before the Annual Meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the best judgment of the persons voting the same, but the Board of Directors does not know of any such other business.

                              SHAREHOLDER PROPOSALS

      Any shareholder of the Corporation desiring to present a proposal for action at the 1998 Annual Meeting of Shareholders must deliver the proposal to the executive offices of the Corporation no later than December 2, 1997. Only proper proposals that are timely received will be included in the Corporation's Proxy Statement and Proxy.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following tables set forth as of March 14, 1997, the number and percentage of outstanding shares beneficially owned by each executive officer and director of the Corporation, by all executive officers and directors of the Corporation as a group, and by each person known by the Corporation to own more than 5% of the outstanding Common Stock.

Management

                                           Number of Shares                    Percent
Name                                   Beneficially Owned (1)(2)              of Class

Harry R. Brown                                 8,978  (3)                          *
W. Carlyle Blakeney, Jr.                      13,699  (4)                          *
R. Lee Burrows, Jr.                            8,251  (5)                          *
Mason R. Chrisman                             34,777  (6)                       2.26
Charles R. Jackson                            13,438  (7)                          *
J. Michael Kapp                               27,607  (8)                       1.77
LaVonne N. Phillips                           68,897  (9)                       4.49
John C.B. Smith, Jr.                          49,164 (10)                       3.20
Arthur M. Swanson                             62,404 (11)                       4.05
Arthur P. Swanson                             18,298 (12)                       1.19

All Directors and
Executive Officers
as a group(10 persons)                       305,513                            19.3

*  Less than one percent.

(1) Unless otherwise indicated, share amounts represent only those shares with respect to which the named holder has sole power to vote or to direct the vote and sole power to dispose of or to direct such disposition.
(2) Included in the Common Stock share amounts for certain individuals are shares of Common Stock which such individuals have the right to acquire within 60 days of March 14, 1997 pursuant to stock options as set forth in more detail in the footnotes to this table and under the caption "Employee Benefit Plans" appearing elsewhere herein. Consequently, the number of shares shown in the table may not necessarily correspond with the number of shares which may be voted by such individuals at the Annual Meeting. Percentage calculations for these individuals assume that all of their respective stock options have been exercised.
(3) Includes 4,400 shares subject to acquisition pursuant to exercise of stock options.
(4) Includes 1,100 shares subject to acquisition pursuant to exercise of stock options and 1,100 shares held as custodian for members of Mr. Blakeney's family.
(5) Includes 62 shares held by spouse, and 468 shares subject to acquisition pursuant to exercise of stock options.
(6) Includes 779 shares subject to acquisition pursuant to exercise of stock options and 2,226 shares owned by Mr. Chrisman's wife.
(7) Includes 9,817 shares owned by two corporations in which Mr. Jackson is a principal and 1,541 shares subject to acquisition pursuant to exercise of stock options.
(8) Includes 24,445 shares subject to acquisition pursuant to exercise of stock options.
(9) Includes 1,238 shares subject to acquisition pursuant to exercise of stock options, but does not include 13,825 shares held in a trust of which Mrs. Phillips is a beneficiary but as to which she does not have the power to vote, direct the vote, dispose of or direct the disposition of.
(10) Includes 18,780 shares held by Mr. Smith as custodian for members of his family, 1,706 shares subject to acquisition pursuant to exercise of stock options, and 3,162 shares owned by Mr. Smith's spouse.
(11) Includes 2,873 shares owned by Mr. Swanson's spouse and 7,700 shares subject to acquisition pursuant to exercise of stock options.
(12) Includes 6,600 shares subject to acquisition pursuant to exercise of stock options.

Five Percent Shareholders

      The following table sets forth information regarding persons or groups that beneficially own five percent or more of the Corporation's stock. The information presented is derived from Schedules 13D provided to the Corporation pursuant to the regulations of the Securities and Exchange Commission. The information has not been verified by the Corporation.

                                      Number of Shares              Percent
Name and Address                     Beneficially Owned            of Class

Mid-Atlantic Investors (1)              100,540                       6.6
Post Office Box 7574
Columbia, SC 29202

  Jerry Shearer (1)                     118,823                       7.7
  289 Hunters Blind Drive
  Columbia, SC 29212

  Jerry Zucker (1)                      100,540                       6.6
  16 Buckingham Drive
  Charleston, SC 29407

A group comprised of                    116,009                       7.6
James E. Finley, Carl H.
Almond, Gail Jordan,
R. Phil Roof, Oscar Wooten
and Carroll McGee,
c/o David R. Evans
Chambliss & Bahner
1000 Tallon Bldg., 2 Union Square
Chattanooga, TN 37402

(1) Messrs. Shearer and Zucker are the partners of Mid-Atlantic Investors. Messrs. Shearer and Zucker have shared voting power over 100,540 shares owned by Mid-Atlantic. Mr. Shearer has sole voting power over 16,995 shares and holds options to acquire 303 shares. Also included are 23 shares held by Mr. Shearer as custodian for members of his family and 1,265 shares owned by his wife. Mr. Shearer is employed by the Corporation on a part time basis to provide additional support as the Manager of Financial and Regulatory Affairs.

                              ELECTION OF DIRECTORS

      The Articles of Incorporation and Bylaws of the Corporation provide for a Board of Directors consisting of not less than nine nor more than twelve directors divided into three classes serving staggered three year terms. The exact number of directors who shall comprise the Board of Directors within the range is to be fixed by the Board of Directors. The Board of Directors has, by resolution, fixed the number of directors at nine, and three directors will be elected at the Annual Meeting to serve for three-year terms until the annual meeting of shareholders in 2000 or until their respective successors have been elected and qualified.

     The Board of Directors has nominated LaVonne N. Phillips, W. Carlyle Blakeney, Jr. and Arthur P. Swanson for election to the Board of Directors to serve for three-year terms ending in 2000. Each nominee is presently a director of the Corporation and has served continuously since first becoming a director.

      In accordance with the Bylaws of the Corporation, if a quorum is present at the Annual Meeting, the persons receiving the greatest number of votes at the Annual Meeting will be elected as directors of the Corporation. The current officers and directors of the Corporation, who together control approximately
19.3 percent of the votes which may be cast at the Annual Meeting with respect to the election of directors, intend to vote in favor of each of the nominees listed above.

      A shareholder executing the enclosed proxy may vote for any or all of the nominees or may withhold such vote from any or all nominees. Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted for the election of the nominees listed above. Shareholders are not entitled to cumulate their votes in the election of directors. Should any nominee named herein for the office of director become unable or unwilling to accept nomination or election, it is intended that the persons acting under the proxy will vote for the election, in his stead, of such other eligible persons as the Board of Directors of the Corporation may recommend. The Board of Directors has no reason to believe that any nominee named above will be unable or unwilling to serve if elected.

      The following table sets forth certain information with respect to executive officers, nominees for director and persons who will continue to serve as directors of the Corporation after the Annual Meeting.

Directors

                                                                             Principal Occupation for
                                    Director of the                          the Past Five Years and
Name and (Age)                     Corporation Since                          Current Directorships

                                      Director Nominees for Terms Expiring in 2000

Arthur P. Swanson                         1994            Director, President and Chief Executive Officer of the Bank
(45)                                                      of Charleston, N.A. (the "Charleston Bank") since 1994;
                                                          Director, Executive Vice President of Lending and
                                                          Organizer of the Charleston Bank 1988 - 1993.

LaVonne N. Phillips<F1>                   1989            Director of the Charleston Bank since 1990; Director,
(59)                                                      Historic Charleston Foundation since 1981; Director, Roper
                                                          Hospital    Foundation
since 1987.

W. Carlyle Blakeney, Jr.<F2>              1991            Director of the Charleston Bank since 1990; Partner,
(52)                                                      Palmetto Commercial Properties, Inc., (real estate broker)
                                                          since 1996; The Brumley Company, Charleston, South Carolina,
                                                          (commercial  real estate  brokerage  firm) 1987 - 1996; Vice
                                                          President, National Audubon Society 1972- 1987.

                                      Current Directors Whose Terms Expire in 1999

Mason R. Chrisman<F3>                     1989            Chairman, ComSouth Bankshares, Inc., since 1992;
(59)                                                      Director of the Charleston Bank since 1990;  Chairman,
                                                          Harbor Equities, Inc. of Charleston (venture capital
                                                          investments) since 1986; and Vice Chairman and Director,
                                                          System Associates, Inc. (health care computer systems)
                                                          1966-1986.

John C.B. Smith, Jr.<F4>                  1988            Chairman, Bank of Columbia, N.A. since 1993; Director of
(52)                                                      Bank of Columbia, N.A. (the "Columbia Bank") since
                                                          1988; Attorney, Nexsen, Pruet, Jacobs & Pollard,
                                                          Columbia, South Carolina, since 1974.


                                                           5



Arthur M. Swanson<F5>                     1988            President and Chief Executive Officer of the Corporation
(74)                                                      from 1992-present; Director, President and Chief Executive
                                                           Officer of the Charleston Bank from  1988-1994;  Chairman of the Charleston  Bank since 1994;  Director  Emeritus,  South
                                                           Carolina   National   Corporation  (bank  holding  company),
                                                           1985-1988;  President,  The South  Carolina  National  Bank,
                                                           1985;  Vice Chairman and  Executive  Vice  President,  First
                                                           National Bank of South Carolina, 1950-1985.

                                      Current Directors Whose Terms Expire in 1998

R. Lee Burrows, Jr.<F6>                   1992            Director of the Columbia Bank  1988-1996; Managing
(38)                                                      Director of Trident Financial Corporation, Raleigh, North
                                                          Carolina since January 1992; Senior Vice President of
                                                          Trident Financial Corporation 1988-1992; Vice President of
                                                          Trident Financial Corporation 1985-1988; Vice President of
                                                          the C. Felix Harvey Foundation, Director of Stackhouse,
                                                          Inc. of Goldsboro, North Carolina since 1991.

Charles R. Jackson<F7>                    1990            Director of the Columbia Bank since 1989; President of
(53)                                                      C.R. Jackson, Inc., Columbia, South Carolina, (grading
                                                          and utility contractor) since 1972.

J. Michael Kapp                           1994            Director, President and Chief Executive Officer of the Bank
(47)                                                      of Columbia since 1993; Senior Vice President and District
                                                           Manager,  South Carolina  National Bank 1991 - 1992;  Senior
                                                           Vice President and Columbia City  Executive,  South Carolina
                                                           National Bank 1986-1990.
------------------

<F1>   Committees:  Nominating, compensation and executive
<F2>   Committees:  Audit and compensation
<F3>   Committees:  Nominating, audit, compensation and executive
<F4>   Committees:  Nominating, compensation and executive
<F5>   Committees:  Nominating and executive
<F6>   Committees:  Audit
<F7>   Committees:  Audit and compensation

     Arthur M. Swanson is the father of Arthur P. Swanson. No other immediate family relationships exist among the above-named directors or the executive officers of the Corporation.

Meetings of the Board of Directors and Committees.

     The Board of Directors of the Corporation held four meetings in 1996. Each director except Mr. Burrows attended at least 75% of the aggregate of (a) the total number of meetings of the Board of Directors held during the period for which he served as a director and (b) the total number of meetings held by all committees of the Board of Directors on which he served.

     The Corporation's Audit Committee held one meeting in 1996. The Audit Committee recommends to the Board of Directors the appointment of the Corporation's independent auditors and reviews the scope and the results of the audit by the Corporation's independent auditors. This committee also reviews the scope and the results of the audits of the Corporation's internal audit department and other matters pertaining to the Corporation's accounting and financial reporting functions.

     The Corporation's Executive Committee did not meet in 1996. The Executive Committee makes recommendations to the Board of Directors and takes such action as may be delegated to the committee from time to time by the Board of Directors.

     The Corporation's Compensation Committee held one meeting in 1996. The Compensation Committee reviews the performance of executive officers of the Corporation and the banks and makes salary and bonus recommendations to the Board with respect to such persons.

     The Corporation's Nominating Committee held one meeting in 1996. The Nominating Committee recommends to the Board nominees for election to the Board. Although it has no established procedure for considering shareholder nominations, the Nominating Committee will consider such nominations made in writing and in accordance with the Corporation's articles of incorporation.

Director Compensation

     At the November 30, 1995 Board of Directors meeting, the Board approved and implemented the payment of directors' fees for directors of the Corporation. Fees are paid at the rate of $75.00 for each committee meeting and $500.00 for attendance at each board meeting. Members of the Charleston Bank and the Columbia Bank Boards of Directors, except those who are salaried officers of the Banks, also receive directors' fees at the rate of $200 per board meeting and $100 per committee meeting.

     The list below details the total compensation paid to each director of the Corporation for services rendered as a director or committee member of the Corporation and as a director or committee member of the Charleston Bank or Columbia Bank during 1996.

                                                           Capacities in                                    Cash
Name of Individual                                    which Payment Received                            Compensation

W. Carlyle Blakeney, Jr.         ComSouth Bankshares, Inc. and Bank of Charleston Director              $3,380.00
R. Lee Burrows, Jr.              ComSouth Bankshares, Inc. and Bank of Columbia Director                   530.00
Mason R. Chrisman                ComSouth Bankshares, Inc. and Bank of Charleston Director               3,220.00
Charles R. Jackson               ComSouth Bankshares, Inc. and Bank of Columbia Director                 3,420.00
LaVonne N. Phillips              ComSouth Bankshares, Inc. and Bank of Charleston Director               2,630.00
John C. B. Smith, Jr.            ComSouth Bankshares, Inc. and Bank of Columbia Director                 3,530.00

Executive Officers

     Arthur M. Swanson and Harry R. Brown are the only executive officers of the Corporation. Each also serves as an executive officer of one or both of the subsidiary banks. Officers of the Corporation, the Columbia Bank and the Charleston Bank serve at the pleasure of, and are appointed by, the respective Boards of Directors of the Corporation and each bank.

     Since January, 1992, Mr. Brown has served as Chief Financial Officer, Chief Operating Officer, Secretary and Treasurer of the Corporation; Executive Vice President, Chief Financial Officer and Cashier of the Charleston Bank; and Chief Financial Officer, Cashier and Secretary of the Columbia Bank. Prior to his employment with the Corporation, Mr. Brown was Vice President with The South Carolina National Bank. Mr. Brown is 52 years old. Information about Mr. Swanson is set forth above under "- Directors."

               REMUNERATION AND OTHER TRANSACTIONS WITH MANAGEMENT

     The compensation for 1996, 1995 and 1994 of the Chief Executive Officer of the Corporation is set forth below. The Corporation does not presently have any executive officers whose compensation for 1996 exceeded $100,000. Mr. Kapp is Chief Executive Officer and President of the Bank of Columbia and Mr. Arthur P. Swanson is Chief Executive Officer and President of the Bank of Charleston. The Bank of Columbia and the Bank of Charleston are wholly owned subsidiaries of the Corporation.

                                            Summary Compensation Table
                                                                                                  Long Term
                                                                                                Compensation
                                                                                                   Awards
                                                                                   Other          Number of      All
                                                                                  Annual         Securities     Other
                                                             Annual Compensation  Compen-        Underlying    Compen-
Name and Principal Position                   Year      Salary        Bonus        sation          Options     sation
---------------------------                   ----      ------        -----      ---------       ----------   -------

Arthur M. Swanson                             1996     $85,000          -        $ 9,228<F1>           -0-    $ 7,059<F4>
  President, Chief Executive Officer          1995      82,000          -         10,950<F1>         7,700      3,456<F4>
  of the Corporation (July 28, 1992 -         1994      82,000          -          9,048<F1>           -0-      1,995<F4>
  Present) and the Bank of Charleston
  1988 - December 1994.


J. Michael Kapp                               1996    $120,000      $12,000      $10,740<F2>           -0-    $ 7,560<F5>
  President, Chief Executive Officer          1995     120,000        7,500       10,500<F2>           -0-     20,076<F5>
  of the Bank of Columbia since               1994     120,000          -         10,500<F2>           -0-     18,000<F5>
  January 1993.

Arthur P. Swanson                             1996    $110,550      $12,000       $7,026<F3>           -0-        334<F6>
  President, Chief Executive Officer          1995     102,582        7,500        3,000<F3>         6,600        310<F6>
  of the Bank of Charleston since             1994      94,442          -          3,000<F3>                      290<F6>
  December 1994.

-----------------

<F1> Includes  $3,228,  $4,950 and $3,048  paid for club dues in 1996,  1995 and
     1994, respectively, and an automobile allowance of $6,000 in each of 1996, 1995 and 1994.
<F2> Includes  $2,340  for club dues in 1996 and $2,100 for club dues in each of
     1995 and 1994; and automobile allowance of $8,400 for each of 1996, 1995 and 1994.
<F3> Includes  $2,826 for club dues in 1996; and automobile  allowance for 1996,
     1995 and 1994 of $4,200, $3,000 and $3,000, respectively.
<F4> Includes  contribution  by the Company of $1,461 in 1995 and $5,064 in 1996
     to the Company's 401K Plan; and $1,995 in life insurance premiums paid by the Company in each of 1996, 1995 and 1994.
<F5> Includes  amount included in Mr. Kapp's salary for 1995 and 1994 to reflect the net impact of the estimated fair market value over the grant price on unexercised in-the-money options that vested during 1995 and 1994 (see "Employee Benefit Plans"); and contribution by the Company of $7,560 in 1996 and of $2,076 in 1995 to the Company's 401K Plan.
<F6> Life  insurance  premiums  paid by the  Company  in 1996,  1995  and  1994, respectively.

Employment Agreement

       The Corporation and Bank of Columbia have entered into an employment agreement with J. Michael Kapp, President of the Bank of Columbia. The agreement provides for a base annual salary of $120,000, plus payment of club dues and an automobile allowance of $700 per month. The agreement provides for life insurance, health insurance and disability insurance, but these are provided on the same terms as those provided for all employees. The agreement requires election of Mr. Kapp to the Board of Directors of the Columbia Bank. The agreement prohibits Mr. Kapp from soliciting employment of any employee of the Corporation or its subsidiaries for a period of two years after termination of his employment.

     Mr. Kapp may be terminated for cause, as defined by the agreement. If he is so terminated, all compensation to which he would otherwise be entitled will be discontinued and forfeited as of the effective date of termination. Mr. Kapp may also be terminated without cause upon 30 days prior written notice. In the event of Mr. Kapp's termination by Bank of Columbia without cause, all compensation to which he would otherwise be entitled will be discontinued and forfeited as of the effective date of termination. In lieu thereof, Mr. Kapp will be paid a lump sum equal to one year's base salary, and will receive from the Bank of Columbia, at his own expense, life, health and disability insurance for a period of one year. In the event of a change of ownership of the Corporation, including acquisition by any person or group of 50% or more of the Corporation's outstanding voting stock or of the Bank of Columbia's outstanding voting stock, or acquisition of sale of all or substantially all of the assets of the Bank of Columbia, except to an affiliate thereof, Mr. Kapp shall be entitled, at his option, either (i) to extend the term of the agreement for an additional three years on the same compensation terms, or (ii) to receive a lump sum equal to three times his base salary, and will receive from the Bank of Columbia, at his own expense, health, life and disability insurance for a period of three years. Furthermore, if the agreement is terminated without cause and within one year thereafter a change in ownership occurs or a legally binding agreement therefor is entered into, Mr. Kapp shall be paid, in addition to the compensation provided for above in the event of termination without cause, a lump sum equal to two times his base salary, and will receive from the Bank of Columbia, at his own expense, life, health and disability insurance for a period of two years. Mr. Kapp may terminate the agreement on thirty days prior written notice and his rights to compensation will be discontinued and forfeited as of the effective date of termination. The agreement also provides for stock options as discussed below under "Employee Benefit Plans."

     The foregoing is a summary of Mr. Kapp's employment agreement and is qualified in its entirety by reference to such agreement.

Employee Benefit Plans

     The Corporation has adopted an Incentive Stock Option Plan (the "Qualified Plan"), which authorizes stock options intended to qualify as incentive stock options under Section 422A of the Internal Revenue Code (the "Code") for up to 50,600 shares for issuance to key employees of the Corporation or any subsidiaries of the Corporation. The Qualified Plan is intended to attract and induce continued employment of key employees and to provide additional incentive by offering an opportunity to acquire a proprietary interest in the Corporation. The number of shares available pursuant to the Qualified Plan is subject to adjustment for stock splits, stock dividends, and similar events. Options granted under the Qualified Plan will be exercisable for a period of not more than ten years from the date of the grant. The option price is specified as the fair market value on the date of the grant. The Qualified Plan is administered by the Board of Directors with the discretionary power to select the grantees of options, but only key employees who hold executive or other similar positions will be eligible for options under the Qualified Plan. The aggregate fair market value of the common stock for which any eligible employee may be granted options in any calendar year may not exceed $100,000 plus any unused carryover from prior years. The Qualified Plan may be amended by the Board of Directors. At December 31, 1996, options to purchase 22,578 shares were outstanding under the Qualified Plan, all of which are presently exercisable, and 2,942 shares were available for grant pursuant to options. These options have exercise prices ranging from $5.34 per share to $7.90 per share and expire between April 27, 1997 and December 31, 2000.

     The Corporation has also adopted a NonQualified Stock Option Plan (the "NonQualified Plan") and has reserved an additional 50,600 shares for grant upon exercise of options pursuant to such plan. Options may be granted under the NonQualified Plan to key employees, officers, directors and Advisory Board numbers. The NonQualified Plan is not intended to qualify under the Code for more favorable or deferred tax treatment. At December 31, 1996, options to purchase 34,443 shares were outstanding under the NonQualified Plan, all of which are presently exercisable, and 4,510 shares were available for grant pursuant to options. These options have exercise prices ranging from $5.34 to $7.90 per share and expire between April 27, 1997 and December 31, 2000.

     No options were granted under either the Qualified Plan or the NonQualified Plan in 1996.

     As an inducement to Mr. Kapp (President of Bank of Columbia) to enter into an employment agreement with the Corporation, the Corporation granted Mr. Kapp total stock options for 24,445 shares of stock at a purchase price of $3.63 each. Such options vested in nearly equal increments in January of each of 1993, 1994 and 1995, and are all presently exercisable. The Corporation accrued compensation expenses of $8,800 in 1994 and $44,000 during 1993 since in management's opinion the options were granted at a price below fair market value. No such expenses were accrued in 1995 or 1996. Any unexercised options expire upon termination of Mr. Kapp's employment.

1995 Stock Option Plan

     At the Annual Meeting of Shareholders in 1995, the shareholders of the Corporation approved the 1995 Stock Option Plan, which reserves 110,000 shares of Common Stock for issuance pursuant to the exercise of options which may be granted pursuant to the 1995 Stock Option Plan. At December 31, 1996, options to purchase 50,746 shares were outstanding under the 1995 Plan, all of which are presently exercisable, and 59,254 shares were available for grant pursuant to exercise of options. The options have exercise prices ranging from $7.72 per share to $12.27 per share and expire between November 30, 2000 and April 30, 2006. Options under the 1995 Stock Option Plan are nonqualified stock options and may be granted to persons who are directors or employees of the Corporation or any subsidiary (including officers and directors who are employees) at the time of grant. The Corporation presently has nine directors and 58 employees.

     The Plan provides for discretionary grants of options to employees (including officers and directors who are employees) and for nondiscretionary grants of options pursuant to a set formula to non-employee directors. Pursuant to the discretionary portion of the 1995 Stock Option Plan, the employees to receive grants, the number of shares covered, and other terms of options granted to employees shall be determined by the Board or a committee of the Board. Such options will become exercisable no earlier than six months after grant and expire no later than ten years after grant.

     Pursuant to the non-discretionary portion of the 1995 Stock Option Plan, each year, on the last Friday preceding the Company's Annual Meeting of Shareholders, each person who has served as a non-employee director of the Company or any of its bank subsidiaries during any period since the most recent prior Annual Meeting of Shareholders of the Company (the "Prior Annual Meeting") will automatically receive nonqualified options pursuant to the 1995 Stock Option Plan to purchase an aggregate number of shares of the Company's Common Stock equal to the product of 25 multiplied by the number of Board meetings of the Company and Board meetings of the Company's banking subsidiaries attended by such non-employee director since the Prior Annual Meeting. Such options become exercisable six months after grant and expire at the earlier of termination of the optionee's status as director or ten years after grant.

     The per share exercise price of all options granted pursuant to the Plan is to be determined as follows: (i) if the Common Stock is not traded on any exchange or on the NASDAQ National Market System, the per share exercise price shall be the most frequently paid per share price in arm's length transactions in the Common Stock between unrelated parties during the most recent quarter prior to the date of grant in which there have been transactions in the Common Stock as determined by a licensed stock broker who has no affiliation with the Company; or (ii) if the Common Stock is traded on any exchange or on the NASDAQ National Market System, the per share exercise price shall be the average of the high and low prices at which the Common Stock traded on such exchange or market system during the 30 days immediately preceding the date of grant. The Common Stock of ComSouth Bankshares, Inc. is currently traded on the American Stock Exchange (AMEX) under the ticker symbol CSB.

     Options may not be transferred except by will or the laws of descent and distribution. Adjustments in the number of shares subject to the Plan and the number of shares subject to option, option price and exercise date thereof may be made in certain events, including stock dividends, stock splits, recapitalization, combination or exchange of shares, merger, consolidation, reorganization or liquidation of the Company. The 1995 Stock Option Plan will terminate on April 25, 2005, and no options will be granted thereunder after that date.

     The following table presents information about options exercised by persons named in the Summary Compensation Table during the year ended December 31, 1996, and about options held by such persons at December 31, 1996. No options were granted to the named executive officers in 1996.

                                 Aggregated Option Exercises in 1996 and 1996 Year End Option Values

                                                                      Number of Securities            Value of Unexercised
                                                                     Underlying Unexercised               In-the-Money
                                Shares Acquired     Value               Options 12/31/96                Options 12/31/96
Name                              on Exercise     Realized*      Exercisable    Unexercisable    Exercisable*      Unexercisable
----                            ---------------   ---------      -----------    -------------    ------------      -------------
Arthur M. Swanson                      -              -                7,700          0              $ 53,074           0
J. Michael Kapp                        -              -               24,445          0               268,498           0
Arthur P. Swanson                    1,100         $9,132              6,600          0                45,492           0

*The fair value of the stock has been estimated at $14.62 per share, which was the closing price of the stock on December 31, 1996. All stock option data has been adjusted to reflect the ten percent stock dividend paid by the Corporation on December 2, 1996.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During 1996, the Columbia Bank and the Charleston Bank had loan and deposit relationships with some of the directors and executive officers of the Corporation and the banks and their families and affiliates. All such loan and deposit relationships were in the ordinary course of business, were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectability or present other unfavorable features. Loans and unused portions of lines of credit outstanding to these parties at December 31, 1996 totalled $5,173,143.

     The banks expect to continue to enter into transactions in the ordinary course of business on similar terms with such persons.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     As required by Section 16(a) of the  Securities  Exchange Act of 1934,  the
Corporation's directors, its executive officers and certain individuals are required to report periodically to the Securities and Exchange Commission their ownership of the Corporation's Common Stock and any changes in ownership. Based on a review of Forms 3, 4 and 5 filed with the Securities and Exchange Commission and provided to the Corporation and written representations made to the Company, it does not appear that any of such persons failed to make any filing required by Section 16(a) in 1996.

                               SHAREHOLDER LAWSUIT

     On January 24, 1994, Carl H. Almond, a former director of the Corporation and the Bank of Columbia and a current shareholder of the Corporation, brought suit in the Court of Common Pleas for Richland County, South Carolina against the Corporation and eight of its directors and former directors, including Mrs. Phillips and Mr. Blakeney who are nominees for reelection to the Board of Directors, alleging that the defendant directors had breached their fiduciary duties in not pursuing proposals by third parties to acquire the Corporation in 1992. The Corporation is named as a defendant because the plaintiff asserts that the suit is, in part, a derivative action, which is a claim brought by a shareholder that belongs to the Corporation against officers and directors of the Corporation. On October 8, 1996, the judge handling the shareholder litigation by the former director of the Corporation and the

Bank of Columbia against the Corporation and eight of its present and former directors ruled that the plaintiff could not maintain the suit as a class action or as a derivative suit. Only the individual claims of the named plaintiff will be covered by the suit. Those claims will continue to be vigorously defended. Plaintiff has appealed this ruling.

     Beginning on or about November 5, 1996, through February 24, 1997, twelve other shareholders or former shareholders of the Corporation instituted nearly identical suits against the Corporation and the same directors and former directors of the Corporation who are defendants in the suit referenced above. The suits were instituted in the Court of Common Pleas for Richland County, South Carolina and make essentially the same allegations as the above lawsuit and seek damages on account of the alleged activities of the defendant directors. The plaintiffs do not seek to recover any damages from the Corporation but the Corporation may, nevertheless, incur significant expenses to indemnify the defendant directors pursuant to applicable law. The Corporation has advanced expenses for the defense of the defendant directors and former directors as permitted by South Carolina law.

                             INDEPENDENT ACCOUNTANTS

     On February 21, 1995, the management of the Corporation, after receiving approval of members of the Corporation's Audit Committee and Board of Directors, informed its independent accountants, Price Waterhouse LLP (the "Prior Accountants"), that such accounting firm would not be retained for the fiscal year ending December 31, 1995. On January 26, 1995, the Board of Directors, after receiving proposals from other accounting firms, formally elected to engage J. W. Hunt and Company, LLP to serve as independent accountants for the year ending December 31, 1995. Prior to their engagement on February 21, 1995, the firm of J. W. Hunt and Company, LLP was not consulted by the Corporation for any financial or accounting matters. Additionally, J. W. Hunt and Company, LLP was appointed by the Board of Directors and ratified by the shareholders at the Annual Meeting on April 30, 1996 to serve as independent auditors for the year ending December 31, 1996.

     In connection with the audit of the Corporation's consolidated financial statements for the year ended December 31, 1994, and any subsequent interim period preceding the dismissal of the Prior Accountants and the engagement of the new accountants, there were no disagreements with the Prior Accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of the Prior Accountants would have caused them to make reference in connection with their report to the subject matter of the disagreements.

     The audit report of the Prior Accountants on the Corporation's consolidated financial statements for the year ended December 31, 1994 was unqualified. There have not been any adverse, disclaimer or modified opinions issued by the Prior Accountants, except as to inclusion of an "emphasis of a matter" paragraph included in their reports addressing uncertainties related to a Formal Agreement entered into with the Comptroller of the Currency with respect to their 1992 and 1993 report, the filing of a notice of intent to effect a change in the composition of the Board of Directors with respect to their 1992 report, and the filing of a shareholder lawsuit against certain members of the Board of Directors with respect to their 1993 report.

     The Board of Directors, upon the recommendation of the Audit Committee, has appointed J. W. Hunt and Company, LLP, independent certified public accountants, as independent auditors for the Corporation and its subsidiaries for the current fiscal year ending December 31, 1997, subject to ratification by the shareholders. J. W. Hunt and Company, LLP has advised the Corporation that neither the firm nor any of its partners has any direct or indirect material interest in the Corporation and its subsidiaries except as auditors and independent certified public accountants of the Corporation and its subsidiaries. Representatives of J. W. Hunt and Company, LLP will be present at the 1997 Annual Meeting and available to answer appropriate questions, and will be given the opportunity to make a statement on behalf of their firm if they desire to do so.

     All shares represented by valid Proxies received pursuant to this solicitation and not revoked before they are exercised will be voted in the manner specified therein. If no specification is made, the Proxies will be voted FOR the ratification of the appointment of J. W. Hunt and Company, LLP for the fiscal year ending December 31, 1997.

                   AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

     The Corporation has filed with the Securities and Exchange Commission its annual report on Form 10-K for the fiscal year ended December 31, 1996. A copy of the Form 10-K will be provided without charge to each shareholder to whom this Proxy Statement is delivered upon the receipt by the Corporation of the written request of such shareholder. The exhibits to the Form 10-K will also be provided upon request and payment of copying charges. Requests for the Form 10-K should be directed to the Office of the Secretary, ComSouth Bankshares, Inc., Post Office Box 11671, Columbia, South Carolina 29211-1671.

                                 OTHER BUSINESS

     The Board of Directors of the Corporation does not know of any other business to be presented at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.

APPENDIX - FORM OF PROXY


                                 REVOCABLE PROXY
                            COMSOUTH BANKSHARES, INC.


[ X ]    PLEASE MARK VOTES AS IN THIS EXAMPLE

                          PROXY SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS

Harry R. Brown, and J. Michael Kapp or either of them, with full power of substitution, are hereby appointed as agent(s) of the undersigned to vote as proxies for the undersigned at the 1997 Annual Meeting of Shareholders to be held on April 29, 1997 and at any adjournment thereof, as follows:

1.   ELECTION OF DIRECTORS

     [ ]  FOR ALL NOMINEES   [ ] WITHHOLD ON ALL NOMINEES   [ ] FOR ALL EXCEPT

     NOMINEES:  LaVonne N. Phillips, W. Carlyle Blakeney, Jr., Arthur P. Swanson

     INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write the nominee's(s') name in the space provided below.


2. PROPOSAL TO RATIFY SELECTION OF J.W. HUNT AND COMPANY, LLP, as independent public accountants for the Corporation for the year ending December 31, 1997.

     [  ]  FOR      [  ] AGAINST      [  ] ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If more than one trustee, all should sign. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. All joint owners should sign.

Please be sure to sign and date this Proxy in the space below.


Date
                             Stockholder sign above
                          Co-holder (if any) sign above